Exhibit 99.1

PRESS RELEASE

Terran Orbital Strategic Review is Ongoing

BOCA RATON, Fla., May 2, 2024 — Terran Orbital Corporation (NYSE: LLAP) (“Terran Orbital” or the “Company”), a global leader in satellite-based solutions primarily serving the aerospace and defense industries, confirms its ongoing strategic review to maximize shareholder value. The review allows us to explore all options.

We value Lockheed Martin’s partnership and look forward to continued collaboration under our Strategic Cooperation Agreement which runs through 2035. We remain committed to exceeding customer expectations and delivering cutting-edge satellite solutions.

About Terran Orbital

Terran Orbital is a leading manufacturer of satellite products primarily serving the aerospace and defense industries. Terran Orbital provides end-to-end satellite solutions by combining satellite design, production, launch planning, mission operations, and on-orbit support to meet the needs of the most demanding military, civil, and commercial customers. Learn more at www.terranorbital.com.

Media Contact

Public Relations

pr@terranorbital.com

949-508-6404